Exhibit 10.2B
CONFIRMATION AND SECOND AMENDMENT TO LEASE
This CONFIRMATION AND SECOND AMENDMENT TO LEASE ("Confirmation/Second Amendment") is made and entered into effective as of February 25, 2020, by and between AP3-SF3 CT NORTH, LLC, a Delaware limited liability company ("Landlord") and FLUIDIGM CORPORATION, a Delaware corporation ("Tenant").
R E C I T A L S:
A.Landlord and Tenant entered into that certain Lease dated as of March 20, 2019 (the "Original Lease"), as amended by that certain First Amendment to Lease dated April 26, 2019 (“First Amendment”) which expanded the premises by 10,183 rentable square feet on the remainder of the eighteenth (18th) floor, for a total of 77,929 rentable square feet in Suite 2100 (the “Premises”) of that certain building located at Two Tower Place, South San Francisco, California 94080 (the “Building”). The Original Lease, First Amendment and this Confirmation/Second Amendment shall hereinafter be referred to as the “Lease”.
B.Except as otherwise set forth herein, all capitalized terms used in this Confirmation/Second Amendment shall have the same meaning as such terms have in the Lease.
C.Landlord and Tenant desire to amend the Lease to (i) confirm the commencement and expiration dates of the Lease Term, and (ii) adjust the Base Rent and Tenant’s Share of Operating Expenses and add the Monthly ATIA Rent which Tenant has opted to exercise pursuant to the Tenant Work Letter attached to the Original Lease as Exhibit B, as hereinafter provided.
NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
A G R E E M E N T:
1.Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for
Occupancy, and (b) the term of the Lease commenced as of January 17, 2020 for a term of one hundred twenty-three (123) months ending on April 30, 2030 (unless sooner terminated as provided in the Lease). Tenant shall commence to pay rent on January 17, 2020 (“Rent Commencement Date”).
2.Base Rent. Notwithstanding anything to the contrary in the Lease and effective as of the date hereof, Section 3 of the First Amendment, which replaced Section 8 of the Summary of the Lease, is deemed deleted in its entirety and replaced with the following:

Lease Period	Date	Monthly Installment of Base Rent**	Monthly Rental Rate per Rentable Square Foot***
****1 - 8*	1/17/2020 - 09/30/2020	$349,941.79	$5.99
9 - 12	10/01/2020 - 01/31/2021	$466,794.71	$5.99
13 - 24	02/01/2021 - 01/31/2022	$483,132.52	$6.20
25 - 36	02/01/2022 - 01/31/2023	$500,042.16	$6.42
37 - 48	02/01/2023 - 01/31/2024	$517,543.64	$6.64
49 - 60	02/01/2024 - 01/31/2025	$535,657.67	$6.87
61 - 72	02/01/2025 - 01/31/2026	$554,405.68	$7.11
73 - 84	02/01/2026 - 01/31/2027	$573,809.88	$7.36
85 - 96	02/01/2027 - 01/31/2028	$593,893.23	$7.62
97 - 108	02/01/2028 - 01/31/2029	$614,679.49	$7.89
109 - 120	02/01/2029 - 01/31/2030	$636,193.27	$8.16
121 - 123	02/01/2030 - 04/30/2030	$658,460.04	$8.45
* Prorated Initial Month 0 based on full month rate.
** The initial monthly installment of Base Rent amount was calculated by multiplying the initial monthly Base Rent rate per rentable square foot amount by the number of rentable square feet of space in the Premises, and the annual Base Rent amount was calculated by multiplying the initial monthly installment of Base Rent amount by twelve (12). In all subsequent Base Rent payment periods during the Lease Term commencing on the first (1st) day of the full calendar month that is Lease month 13, the calculation of each monthly installment of Base Rent amount reflects an annual increase of three and one-half percent (3-1/2%) and each annual Base Rent amount was calculated by multiplying the corresponding monthly installment of Base Rent amount by twelve (12).
*** The amount identified in the column entitled "Monthly Rental Rate per Rentable Square Foot" are rounded amounts provided for informational purposes only.
**** Subject to abatement as provided in Article 3 below. The Base Rent for this eight (8) month period is calculated based on 58,421 rentable square feet in the Premises notwithstanding that Tenant is leasing the entire Premises (consisting of 77,929 rentable square feet); provided, however, that Tenant shall pay Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs based on 77,929 rentable square feet in the Premises for the entire Lease Term. [per First Amendment]

3.Recalculation of Allowance, Additional Allowance and Amortization Rent. Section 9 of the First Amendment is hereby deleted in its entirety and replaced with the following:
“9.    Recalculation of Allowance, Additional Allowance and Amortization Rent. Effective as of the date hereof, (i) the reference to the Allowance in Section 3 of Exhibit B is deemed revised to be equal to $16,163,729.00 (based on 77,929 rentable square feet in the Premises), and (ii) the reference to the Additional Allowance in Section 3 of Exhibit B is deemed revised to be equal to $0.00, and (iii) the Amortization Rent in the example in Section 3 of Exhibit B is deemed equal to $0.00.”
4.No Further Modification. Except as set forth in this Confirmation/Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
5.Lender Consent. Landlord represents that it has obtained the consent to this Confirmation/Second Amendment of any lender having a security interest in the Building.
[Remainder of Page Intentionally Left Blank; Signatures Follow]

IN WITNESS WHEREOF, this Confirmation/Second Amendment has been executed as of the day and year first above written.
"Landlord":
AP3-SF3 CT NORTH, LLC,
a Delaware limited liability company
By:    /s/ Michael Gerrity
Name:     Michael Gerrity
Its:    President
"Tenant":
FLUIDIGM CORPORATION,
a Delaware corporation
By:    /s/ Bradley Kreger
Name: Bradley Kreger
Its: SVP, Global Operations
879352.05/SD    GENESIS SSF - TWO TOWER PLACE
Confirmation/Second Amendment to Lease    -3-    [Fluidigm Corporation]